Exhibit 10.8
FIFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT
AND ESCROW INSTRUCTIONS
THIS FIFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (this “Fifth Amendment”) is made as of the 12th day of January, 2023 (“Effective Date”), by and between KBSII 445 SOUTH FIGUEROA, LLC, a Delaware limited liability company (“Seller”), and WB UNION PLAZA HOLDINGS LLC, a Delaware limited liability company (“Buyer”). In consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:
RECITALS
A.Seller and Buyer are parties to that certain Purchase and Sale Agreement and Escrow Instructions dated as of July 20, 2022, as amended by that certain (i) First Amendment to Purchase and Sale and Escrow Instructions dated as of October 14, 2022, (ii) Second Amendment to Purchase and Sale Agreement and Escrow Instructions (“Second Amendment”) dated as of November 23, 2022, (iii) Third Amendment to Purchase and Sale Agreement and Escrow Instructions dated as of December 9, 2022, (iv) email transmittal from Seller’s counsel to Buyer’s counsel dated as of December 28, 2022, 5:01 p.m. (California time), (v) Fourth Amendment to Purchase and Sale Agreement and Escrow Instructions (“Fourth Amendment”), dated as of December 29, 2022, (vi) email transmittal from Seller’s counsel to Buyer’s counsel dated as of January 5, 2023, 12:13 p.m. (California time), (vii) email transmittal from Seller’s counsel to Buyer’s counsel dated as of January 6, 2023, 11:56 a.m. (California time), (viii) email transmittal from Seller’s counsel to Buyer’s counsel dated as of January 9, 2023, 11:21 a.m. (California time), (ix) email transmittal from Seller’s counsel to Buyer’s counsel dated as of January 10, 2023, 10:44 a.m. (California time) and (x) email transmittal from Seller’s counsel to Buyer’s counsel dated as of January 11, 2023, 12:06 p.m. (California time) (as amended, the “Purchase Agreement”). All initially-capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement unless the context clearly indicates otherwise.
B.Seller and Buyer have agreed to modify the terms of the Purchase Agreement as set forth in this Fifth Amendment.
NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intended to be legally bound, Seller and Buyer agree as follows:
1.Recitals. The Recitals set forth above are hereby incorporated herein by reference as if the same were fully set forth herein.
2.Closing Date. Subject to the terms and provisions of this Fifth Amendment, the Closing Date shall be, and hereby is, extended from January 12, 2023, at 1:00 p.m. to January 31, 2023, at 1:00 p.m. (California time); provided however, Buyer shall have the right to accelerate the Closing Date to a date no later than January 27, 2023, at 1:00 p.m. (California time) so long as Buyer provides Seller with no less than three (3) business days’ prior written notice of the accelerated Closing Date.
3.Additional Extension Fees. In consideration of Seller extending the Closing Date as provided in Paragraph 2 above, Buyer shall pay to Seller extension fees by depositing in escrow with Escrow Holder, in cash or current funds, (a) an initial sum of One Million Dollars ($1,000,000.00) (the “Additional First Extension Fee”) by no later than January 17, 2023, and (b) an additional sum of Two Hundred Fifty Thousand Dollars ($250,000.00) (the “Additional Second Extension Fee”, and together with the Additional First Extension Fee, each an “Additional Extension Fee” and collectively, the “Additional Extension Fees”) by no later than January 25, 2023; provided, however, notwithstanding the foregoing or anything stated to the contrary contained herein, in the event the Close of Escrow occurs on or before January 24, 2023, at 1:00 p.m. (California time), then Buyer shall no longer have the obligation to pay to Seller the Additional Second Extension Fee as provided above. Buyer hereby irrevocably authorizes and directs Escrow Holder to remit each Additional Extension Fee directly to Seller upon Escrow Holder’s receipt of such Additional Extension Fee. The Additional Extension Fees shall be deemed earned in full upon execution and delivery of this Fifth Amendment, and concurrently with the Closing, Buyer shall receive a credit against the Purchase Price in the amount of any Additional Extension Fees received by Seller under this Paragraph 3. Notwithstanding anything stated to the contrary herein or in the Purchase Agreement, the Additional Extension Fees, once made, shall not be refundable to Buyer under any circumstances unless Seller fails to sell and convey the Property to Buyer when Seller is obligated to do so under the terms and provisions of the Purchase Agreement. If Buyer fails to timely deposit any Additional Extension Fee as provided in this Paragraph 3, then Buyer shall be in default under the Purchase Agreement and Seller shall have the right to terminate the Purchase Agreement and exercise all other right and remedies under the Purchase Agreement.
4.Credit Towards Purchase Price. Concurrently with the Close of Escrow, Buyer shall be entitled to a credit towards the Purchase Price in the amount of Thirteen Million Dollars ($13,000,000) (“Closing Credit Amount”); provided, however, in the event Buyer accelerates the Closing Date to a date no later than January 27, 2023, at 1:00 p.m. (California time) in accordance with the terms and provisions of Paragraph 2 above, then the Closing Credit Amount shall be increased from Thirteen Million Dollars ($13,000,000) to Fifteen Million Dollars ($15,000,000). Notwithstanding the foregoing, in the event the Close of Escrow does not occur by January 31, 2023, at 1:00 p.m. (California time), then Buyer shall not be entitled to any credit under this Paragraph 4, and the provisions of this Paragraph 4 shall be null and void and of no further force or effect. Buyer acknowledges and agrees that the provisions of Paragraph 4 of the Fourth Amendment were not complied with, and therefore, the provisions of said paragraph automatically became null and void on January 5, 2023, at 1:00 p.m. (California time).
5.Acknowledgment and Release. Buyer hereby reaffirms the provisions of Paragraph 4 of the Second Amendment, and the waivers, releases and agreements by Buyer thereunder shall be deemed remade as of the Effective Date of this Fifth Amendment.
6.Effectiveness of Agreement. Except as modified by this Fifth Amendment, all the terms of the Purchase Agreement shall remain unchanged and in full force and effect.
7.Counterparts. This Fifth Amendment may be executed in counterparts, and all counterparts together shall be construed as one document.

8.Telecopied/Emailed Signatures. A counterpart of this Fifth Amendment that is signed by one party to this Fifth Amendment and telecopied/emailed to the other party to this Fifth Amendment or its counsel (i) shall have the same effect as an original signed counterpart of this Fifth Amendment, and (ii) shall be conclusive proof, admissible in judicial proceedings, of such party’s execution of this Fifth Amendment.
9.Successors and Assigns. All of the terms and conditions of this Fifth Amendment shall apply to benefit and bind the successors and assigns of the respective parties.
IN WITNESS WHEREOF, Seller and Buyer have entered into this Fifth Amendment to Purchase and Sale Agreement and Escrow Instructions as of the date first above stated.
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“SELLER”
KBSII 445 SOUTH FIGUEROA, LLC
a Delaware limited liability company
By:    KBSII REIT ACQUISITION XV, LLC,
a Delaware limited liability company,
its sole member
By:    KBS REIT PROPERTIES II, LLC,
a Delaware limited liability company,
its sole member
By:    KBS LIMITED PARTNERSHIP II,
a Delaware limited partnership,
its sole member
By:    KBS REAL ESTATE INVESTMENT TRUST II, INC.,
a Maryland Corporation,
its general partner
By:    /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

“BUYER”
WB UNION PLAZA HOLDINGS LLC,
a Delaware limited liability company
By:    /s/ Joel Schreiber
Name:    Joel Schreiber
Its:    Member